April 25, 2018	FOR IMMEDIATE RELEASE
Media Contact: Steve Hollister, 727.567.2824
Investor Contact: Paul Shoukry, 727.567.5133
raymondjames.com/news-and-media/press-releases

RAYMOND JAMES FINANCIAL REPORTS SECOND QUARTER FISCAL 2018 RESULTS

•	Record quarterly net revenues of $1.81 billion, up 16% over the prior year’s fiscal second quarter and 5% over the preceding quarter

•	Record quarterly net income of $242.8 million, or $1.63 per diluted share

•	Quarter-end records for client assets under administration of $729.5 billion and financial assets under management of $132.3 billion despite the sequential decline in the S&P 500 Index

•	Record number of Private Client Group financial advisors of 7,604 and record net loans at Raymond James Bank of $18.2 billion

•	Annualized return on equity for the quarter of 16.7%

ST. PETERSBURG, Fla - Raymond James Financial, Inc. (NYSE: RJF) today reported record net revenues of $1.81 billion and record net income of $242.8 million, or $1.63 per diluted share, for the fiscal second quarter ended March 31, 2018. The record results generated in the quarter were primarily attributable to growth of Private Client Group assets in fee-based accounts, financial assets under management and net loans at Raymond James Bank. Results in the quarter were also helped by strong investment banking revenues and the effects of higher short-term interest rates.

For the first six months of the fiscal year, record net revenues of $3.54 billion increased 16%, record net income of $361.7 million increased 39%, and adjusted net income of $481.7 million(1) increased 32% compared to the first half of fiscal 2017.

“The record net revenues and net income generated in the quarter were the result of our consistent success retaining and recruiting financial advisors in the Private Client Group,” said Chairman and CEO Paul Reilly. “Furthermore, our results for the balance of the fiscal year should continue to be aided by higher short-term interest rates and a lower corporate tax rate.”

Segment Results

Private Client Group

•	Record quarterly net revenues of $1.27 billion, up 17% over the prior year’s fiscal second quarter and 3% over the preceding quarter

•	Record quarterly pre-tax income of $157.6 million, a substantial increase over the prior year’s fiscal second quarter, which included a large legal charge, and 2% over the preceding quarter

•	Private Client Group assets under administration of $694.8 billion, growth of 14% over March 2017 and flat compared to December 2017

•	Private Client Group assets in fee-based accounts of $325.1 billion, an increase of 25% over March 2017 and 3% over December 2017

Record quarterly results in the Private Client Group segment were largely driven by growth in Private Client Group assets in fee-based accounts and higher short-term interest rates, which lifted fees earned on balances in the Raymond James Bank Deposit Program. The number of financial advisors reached a record 7,604, reflecting net additions of 382 advisors over March 2017 and 67 over December 2017. At the end of the quarter, Private Client Group assets in fee-based accounts represented 47% of the segment’s total assets under administration.

“Our client-focused culture, robust product offering, and extensive technology investments resonate with our existing and prospective financial advisors across all our affiliation options,” said Reilly.

Please refer to the footnotes at the end of this press release for additional information.

Capital Markets

•	Quarterly net revenues of $230.6 million, down 10% compared to the prior year’s fiscal second quarter and up 6% compared to the preceding quarter

•	Quarterly pre-tax income of $16.2 million, down 61% compared to the prior year’s fiscal second quarter and up 237% over the preceding quarter

•	Investment banking revenues of $105.8 million, up 3% over the prior year’s fiscal second quarter and 63% over the preceding quarter

Following a slow start, a rebound in M&A revenues in March led to growth in total investment banking revenues during the quarter. Meanwhile, the segment’s results were negatively impacted by continued market-driven weakness in both institutional equity and fixed income commissions.

“The flattening yield curve and relatively low interest rate volatility were significant headwinds for the Fixed Income business,” said Reilly. “However, the market environment remains conducive for the M&A business, and the pipelines for the public finance and tax credit funds businesses have started to recover following the passage of tax reform in December.”

Asset Management

•	Record quarterly net revenues of $163.2 million, up 40% over the prior year’s fiscal second quarter and 8% over the preceding quarter

•	Quarterly pre-tax income of $55.9 million, an increase of 48% over the prior year’s fiscal second quarter and down 3% compared to the preceding quarter

•	Financial assets under management of $132.3 billion, reflecting growth of 55% compared to March 2017 and 2% compared to December 2017

Increased utilization of managed accounts in the Private Client Group segment contributed to sequential growth of financial assets under management. The year-over-year increase in financial assets under management was aided by the addition of $27 billion of assets from the acquisition of Scout Investments and its Reams Asset Management division in November 2017.

Raymond James Bank

•	Record quarterly net revenues of $178.7 million, up 26% over the prior year’s fiscal second quarter and 8% over the preceding quarter

•	Record quarterly pre-tax income of $118.1 million, up 28% over the prior year’s fiscal second quarter and 3% over the preceding quarter

•	Record net loans at Raymond James Bank of $18.2 billion, representing growth of 13% over March 2017 and 3% over December 2017

•	The Bank’s net interest margin increased to 3.21% for the quarter, up 13 basis points over both the prior year’s fiscal second quarter and the preceding quarter

The Bank’s record results were lifted by broad-based loan growth and expansion of the Bank’s net interest margin. The Bank’s credit metrics continued to improve, with nonperforming assets declining to 0.17% of total assets and criticized loans declining to 1.30% of total loans. The bank loan loss provision of $7.5 million for the quarter was largely the result of strong net loan growth and additional reserves related to rising short-term interest rates.

“We are pleased with the record results this quarter, particularly given the seasonal factors that typically create headwinds at the beginning of each calendar year,” said Reilly.

A conference call to discuss the results will take place tomorrow morning, Thursday, April 26th, at 8:15 a.m. ET. For a listen-only connection, please call: 877-666-1952 (conference code: 5981299), or visit www.raymondjames.com/ investor-relations/earnings/earnings-conference-call for a live audio webcast. An audio replay of the call will be available until July 26, 2018, on the Investor Relations page of our website at www.raymondjames.com.

Please refer to the footnotes at the end of this press release for additional information.

About Raymond James Financial, Inc.

Raymond James Financial, Inc. (NYSE: RJF) is a leading diversified financial services company providing private client group, capital markets, asset management, banking and other services to individuals, corporations and municipalities. The company has approximately 7,600 financial advisors in 3,000 locations throughout the United States, Canada and overseas. Total client assets are $730 billion. Public since 1983, the firm is listed on the New York Stock Exchange under the symbol RJF. Additional information is available at www.raymondjames.com.

Forward Looking Statements

Certain statements made in this press release and the associated conference call may constitute “forward-looking statements” under the Private Securities Litigation Reform Act of 1995. Forward-looking statements include information concerning future strategic objectives, business prospects, anticipated savings, financial results (including expenses, earnings, liquidity, cash flow and capital expenditures), industry or market conditions, demand for and pricing of our products, acquisitions and divestitures, anticipated results of litigation and changes in tax rules and regulatory developments, or general economic conditions. In addition, words such as “believes,” “expects,” “anticipates,” “intends,” “plans,” “estimates,” “projects,” “forecasts,” and future or conditional verbs such as “will,” “may,” “could,” “should,” and “would,” as well as any other statement that necessarily depends on future events, are intended to identify forward-looking statements. Forward-looking statements are not guarantees, and they involve risks, uncertainties and assumptions. Although we make such statements based on assumptions that we believe to be reasonable, there can be no assurance that actual results will not differ materially from those expressed in the forward-looking statements. We caution investors not to rely unduly on any forward-looking statements and urge you to carefully consider the risks described in our filings with the Securities and Exchange Commission (the “SEC”) from time to time, including our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, which are available at www.raymondjames.com and the SEC’s website at www.sec.gov. We expressly disclaim any obligation to update any forward-looking statement in the event it later turns out to be inaccurate, whether as a result of new information, future events, or otherwise.

Please refer to the footnotes at the end of this press release for additional information.

Raymond James Financial, Inc. Selected financial highlights (Unaudited)

Summary results of operations
	Three months ended			% change from
$ in thousands, except per share amounts	March 31, 2018	March 31, 2017	December 31, 2017	March 31, 2017	December 31, 2017
Net revenues	$1,812,632	$1,563,637	$1,726,161	16%	5%
Pre-tax income (2)	$331,371	$165,513	$311,243	100%	6%
Net income (2)	$242,847	$112,755	$118,842	115%	104%

Earnings per common share:
Basic	$1.67	$0.78	$0.82	114%	104%
Diluted	$1.63	$0.77	$0.80	112%	104%

Non-GAAP measures: (1)
Adjusted pre-tax income (2)	(1)	$274,881	$315,170	21%	5%
Adjusted net income (2)	(1)	$188,468	$238,838	29%	2%
Adjusted basic earnings per common share	(1)	$1.31	$1.65	27%	1%
Adjusted diluted earnings per common share	(1)	$1.28	$1.61	27%	1%

	Six months ended
$ in thousands, except per share amounts	March 31, 2018	March 31, 2017	% change
Net revenues	$3,538,793	$3,056,439	16%
Pre-tax income (2)	$642,614	$371,892	73%
Net income (2)	$361,689	$259,322	39%

Earnings per common share:
Basic	$2.49	$1.81	38%
Diluted	$2.43	$1.77	37%

Non-GAAP measures: (1)
Adjusted pre-tax income (2)	$646,541	$523,926	23%
Adjusted net income (2)	$481,685	$365,336	32%
Adjusted basic earnings per common share	$3.32	$2.55	30%
Adjusted diluted earnings per common share	$3.24	$2.49	30%

Please refer to the footnotes at the end of this press release for additional information.

Raymond James Financial, Inc. Consolidated Statements of Income (Unaudited)

	Three months ended			% change from
$ in thousands, except per share amounts	March 31, 2018	March 31, 2017	December 31, 2017	March 31, 2017	December 31, 2017
Revenues:
Securities commissions and fees	$1,117,280	$992,112	$1,103,566	13%	1%
Investment banking	105,815	102,377	64,902	3%	63%
Investment advisory and related administrative fees	151,433	110,280	142,023	37%	7%
Interest income	248,846	192,544	231,729	29%	7%
Account and service fees	191,491	162,981	184,301	17%	4%
Net trading profit	14,037	15,811	19,870	(11)%	(29)%
Other	28,332	24,209	19,201	17%	48%
Total revenues	1,857,234	1,600,314	1,765,592	16%	5%
Interest expense	(44,602)	(36,677)	(39,431)	22%	13%
Net revenues	1,812,632	1,563,637	1,726,161	16%	5%
Non-interest expenses:
Compensation, commissions and benefits	1,196,648	1,035,714	1,152,767	16%	4%
Communications and information processing	96,685	76,067	83,731	27%	15%
Occupancy and equipment costs	49,701	47,498	49,814	5%	—
Business development	42,806	41,519	33,793	3%	27%
Investment sub-advisory fees	23,121	17,778	22,321	30%	4%
Bank loan loss provision	7,549	7,928	1,016	(5)%	643%
Acquisition-related expenses	—	1,086	3,927	(100)%	(100)%
Losses on extinguishment of debt	—	8,282	—	(100)%	—
Other	65,033	166,462	67,108	(61)%	(3)%
Total non-interest expenses	1,481,543	1,402,334	1,414,477	6%	5%
Income including noncontrolling interests and before provision for income taxes	331,089	161,303	311,684	105%	6%
Provision for income taxes	88,524	52,758	192,401	68%	(54)%
Net income including noncontrolling interests	242,565	108,545	119,283	123%	103%
Net income/(loss) attributable to noncontrolling interests	(282)	(4,210)	441	93%	NM
Net income attributable to Raymond James Financial, Inc.	$242,847	$112,755	$118,842	115%	104%

Earnings per common share – basic	$1.67	$0.78	$0.82	114%	104%
Earnings per common share – diluted	$1.63	$0.77	$0.80	112%	104%
Weighted-average common shares outstanding – basic	145,385	143,367	144,469	1%	1%
Weighted-average common and common equivalent shares outstanding – diluted	149,037	146,779	148,261	2%	1%

Please refer to the footnotes at the end of this press release for additional information.

Raymond James Financial, Inc. Consolidated Statements of Income (Unaudited)

	Six months ended
$ in thousands, except per share amounts	March 31, 2018	March 31, 2017	% change
Revenues:
Securities commissions and fees	$2,220,846	$1,976,497	12%
Investment banking	170,717	163,802	4%
Investment advisory and related administrative fees	293,456	218,523	34%
Interest income	480,575	375,326	28%
Account and service fees	375,792	311,772	21%
Net trading profit	33,907	36,366	(7)%
Other	47,533	46,796	2%
Total revenues	3,622,826	3,129,082	16%
Interest expense	(84,033)	(72,643)	16%
Net revenues	3,538,793	3,056,439	16%
Non-interest expenses:
Compensation, commissions and benefits	2,349,415	2,042,181	15%
Communications and information processing	180,416	148,228	22%
Occupancy and equipment costs	99,515	93,550	6%
Business development	76,599	76,881	—
Investment sub-advisory fees	45,442	37,073	23%
Bank loan loss provision	8,565	6,888	24%
Acquisition-related expenses	3,927	13,752	(71)%
Losses on extinguishment of debt	—	8,282	(100)%
Other	132,141	260,786	(49)%
Total non-interest expenses	2,896,020	2,687,621	8%
Income including noncontrolling interests and before provision for income taxes	642,773	368,818	74%
Provision for income taxes	280,925	112,570	150%
Net income including noncontrolling interests	361,848	256,248	41%
Net income/(loss) attributable to noncontrolling interests	159	(3,074)	NM
Net income attributable to Raymond James Financial, Inc.	$361,689	$259,322	39%

Earnings per common share – basic	$2.49	$1.81	38%
Earnings per common share – diluted	$2.43	$1.77	37%
Weighted-average common shares outstanding – basic	144,920	142,732	2%
Weighted-average common and common equivalent shares outstanding – diluted	148,530	146,119	2%

Please refer to the footnotes at the end of this press release for additional information.

Raymond James Financial, Inc. Segment Results (Unaudited)

	Three months ended			% change from
$ in thousands	March 31, 2018	March 31, 2017	December 31, 2017	March 31, 2017	December 31, 2017
Net revenues:
Private Client Group	$1,271,815	$1,085,177	$1,233,051	17%	3%
Capital Markets	230,616	256,171	216,665	(10)%	6%
Asset Management	163,185	116,480	150,600	40%	8%
RJ Bank	178,738	141,371	165,185	26%	8%
Other (3)	1,832	(8,018)	(2,920)	NM	NM
Intersegment eliminations	(33,554)	(27,544)	(36,420)
Total net revenues	$1,812,632	$1,563,637	$1,726,161	16%	5%

Pre-tax income/(loss): (2)
Private Client Group	$157,586	$29,372	$155,063	437%	2%
Capital Markets	16,203	41,251	4,807	(61)%	237%
Asset Management	55,866	37,797	57,399	48%	(3)%
RJ Bank	118,086	91,911	114,155	28%	3%
Other (3)	(16,370)	(34,818)	(20,181)	53%	19%
Pre-tax income	$331,371	$165,513	$311,243	100%	6%

	Six months ended
$ in thousands	March 31, 2018	March 31, 2017	% change
Net revenues:
Private Client Group	$2,504,866	$2,125,266	18%
Capital Markets	447,281	489,187	(9)%
Asset Management	313,785	230,562	36%
RJ Bank	343,923	279,386	23%
Other (3)	(1,088)	(17,661)	94%
Intersegment eliminations	(69,974)	(50,301)
Total net revenues	$3,538,793	$3,056,439	16%

Pre-tax income/(loss): (2)
Private Client Group	$312,649	$102,730	204%
Capital Markets	21,010	62,695	(66)%
Asset Management	113,265	79,706	42%
RJ Bank	232,241	196,032	18%
Other (3)	(36,551)	(69,271)	47%
Pre-tax income	$642,614	$371,892	73%

Please refer to the footnotes at the end of this press release for additional information.

Raymond James Financial, Inc. Selected Operating Data (Unaudited)

	Three months ended			% change from
$ in thousands	March 31, 2018	March 31, 2017	December 31, 2017	March 31, 2017	December 31, 2017
Securities commissions and fees by segment:
Private Client Group	$1,022,209	$876,882	$991,054	17%	3%
Capital Markets:
Equity	46,164	59,647	53,371	(23)%	(14)%
Fixed Income	54,197	64,660	65,201	(16)%	(17)%
Intersegment eliminations	(5,289)	(9,077)	(6,060)
Total securities commissions and fees	$1,117,281	$992,112	$1,103,566	13%	1%

Investment banking revenues:
Equity:
Underwritings	$12,811	$22,518	$8,955	(43)%	43%
Mergers & acquisitions and advisory fees	72,474	53,762	42,998	35%	69%
Fixed Income	11,212	10,920	8,132	3%	38%
Tax credit funds syndication fees	9,318	15,177	4,817	(39)%	93%
Total investment banking revenues	$105,815	$102,377	$64,902	3%	63%

Other revenues:
Realized/unrealized gains - private equity investments	$10,641	$7,443	$6,940	43%	53%
Other	17,691	16,766	12,261	6%	44%
Total other revenues	$28,332	$24,209	$19,201	17%	48%

Net income/(loss) attributable to noncontrolling interests:
Private equity investments	$657	$166	$279	296%	135%
Low-income housing tax credit funds	(2,817)	(5,529)	(2,779)	49%	(1)%
Other	1,878	1,153	2,941	63%	(36)%
Total net income/(loss) attributable to noncontrolling interests	$(282)	$(4,210)	$441	93%	NM

Please refer to the footnotes at the end of this press release for additional information.

Raymond James Financial, Inc. Selected Operating Data (Unaudited)

	Six months ended
$ in thousands	March 31, 2018	March 31, 2017	% change
Securities commissions and fees by segment:
Private Client Group	$2,013,263	$1,730,101	16%
Capital Markets:
Equity	99,535	123,966	(20)%
Fixed Income	119,398	140,034	(15)%
Intersegment eliminations	(11,349)	(17,604)
Total securities commissions and fees	$2,220,847	$1,976,497	12%

Investment banking revenues:
Equity:
Underwritings	$21,766	$37,165	(41)%
Mergers & acquisitions and advisory fees	115,472	80,936	43%
Fixed Income	19,344	19,398	—
Tax credit funds syndication fees	14,135	26,303	(46)%
Total investment banking revenues	$170,717	$163,802	4%

Other revenues:
Realized/unrealized gains - private equity investments	$17,581	$18,087	(3)%
Other	29,952	28,709	4%
Total other revenues	$47,533	$46,796	2%

Net income/(loss) attributable to noncontrolling interests:
Private equity investments	$936	$2,201	(57)%
Low-income housing tax credit funds	(5,596)	(7,542)	26%
Other	4,819	2,267	113%
Total net loss attributable to noncontrolling interests	$159	$(3,074)	NM

Please refer to the footnotes at the end of this press release for additional information.

Raymond James Financial, Inc. Selected Key Metrics (Unaudited)

	For the period ended
Total company	March 31, 2018			March 31, 2017		December 31, 2017
Total assets	$36.0	bil.	(4)	$32.9	bil.	$36.1	bil.
Total equity (2)	$5.9	bil.		$5.2	bil.	$5.7	bil.
Book value per share (5)	$40.82			$36.28		$39.25
Tangible book value per share (1) (5)	$36.58			$33.04		$34.94
Return on equity - quarter (6)	16.7%			8.8%		8.4%
Adjusted return on equity - quarter (1) (6)	NA			14.4%		16.8%
Return on equity - year to date (6)	12.6%			10.2%		8.4%
Adjusted return on equity - year to date (1) (6)	16.6%			14.2%		16.8%
Total compensation ratio - quarter (7)	66.0%			66.2%		66.8%
Total compensation ratio - year to date (7)	66.4%			66.8%		66.8%
Pre-tax margin on net revenues - quarter (8)	18.3%			10.6%		18.0%
Adjusted pre-tax margin on net revenues - quarter (1) (8)	NA			17.6%		18.3%
Pre-tax margin on net revenues - year to date (8)	18.2%			12.2%		18.0%
Adjusted pre-tax margin on net revenues - year to date (1) (8)	18.3%			17.1%		18.3%
Effective tax rate - quarter	26.7%			31.9%		61.7%		(9)
Adjusted effective tax rate - quarter (1)	NA			NA		24.1%

Total company capital ratios:
Tier 1 capital ratio	23.2%		(4)	21.8%		22.3%
Total capital ratio	24.1%		(4)	22.7%		23.3%
Tier 1 leverage ratio	15.0%		(4)	14.5%		14.4%

Client asset metrics ($ in billions)	As of			% change from
	March 31, 2018	March 31, 2017	December 31, 2017	March 31, 2017	December 31, 2017
Client assets under administration	$729.5	$642.7	$727.2	14%	—
Private Client Group assets under administration	$694.8	$611.0	$692.1	14%	—
Private Client Group assets in fee-based accounts	$325.1	$260.5	$316.7	25%	3%
Financial assets under management	$132.3	$85.6	$130.3	55%	2%

Private Client Group financial advisors	As of
	March 31, 2018	March 31, 2017	December 31, 2017
Employees	3,053	3,001	3,038
Independent contractors	4,551	4,221	4,499
Total advisors	7,604	7,222	7,537

(continued on next page)

Please refer to the footnotes at the end of this press release for additional information.

Raymond James Financial, Inc. Selected Key Metrics (Unaudited)
(continued from previous page)

Clients’ domestic cash balances ($ in millions) (10)	As of
	March 31, 2018	March 31, 2017	December 31, 2017
Raymond James Bank Deposit Program (“RJBDP”)
RJ Bank	$18,305	$16,002	$18,374
Third-party banks	19,696	24,222	20,836
Sub-total RJBDP	38,001	40,224	39,210
Money Market	2,004	1,874	1,710
Client Interest Program	3,367	3,743	3,334
Total	$43,372	$45,841	$44,254

Raymond James Bank ($ in thousands)	As of
	March 31, 2018	March 31, 2017	December 31, 2017
Total assets (11)	$21,939,760	$19,178,772	$21,866,592
Total equity	$1,910,859	$1,732,882	$1,821,615
Bank loans, net	$18,150,913	$15,994,689	$17,697,298
Allowance for loan losses	$194,852	$186,234	$191,269
Allowance for loan losses (as % of loans)	1.07%	1.17%	1.08%
Total nonperforming assets	$38,316	$51,128	$41,632
Nonperforming assets (as % of total assets)	0.17%	0.27%	0.19%
Total criticized loans (12)	$237,845	$215,104	$235,809
Criticized loans (as % of loans)	1.30%	1.33%	1.32%

($ in thousands)	Three months ended			% change from		Six months ended
	March 31, 2018	March 31, 2017	December 31, 2017	March 31, 2017	December 31, 2017	March 31, 2018	March 31, 2017	% change
Bank loan loss provision	$7,549	$7,928	$1,016	(5)%	643%	$8,565	$6,888	24%
Net charge-offs	$3,621	$19,487	$94	(81)%	NM	$3,715	$17,885	(79)%

Raymond James Bank ($ in thousands)	As of
	March 31, 2018		March 31, 2017	December 31, 2017
RJ Bank capital ratios:
Tier 1 capital ratio	12.5%	(4)	12.4%	12.2%
Total capital ratio	13.8%	(4)	13.7%	13.4%
Tier 1 leverage ratio	8.8%	(4)	9.3%	8.6%

Please refer to the footnotes at the end of this press release for additional information.

Raymond James Bank Net Interest Analysis (Unaudited)
	Three months ended
	March 31, 2018			March 31, 2017			December 31, 2017
$ in thousands	Average balance	Interest inc./exp.	Average yield/ cost	Average balance	Interest inc./exp.	Average yield/ cost	Average balance	Interest inc./exp.	Average yield/ cost
Interest-earning banking assets:
Cash	$1,104,647	$4,155	1.53%	$963,676	$1,885	0.79%	$1,354,464	$4,432	1.30%
Available-for-sale securities	2,374,621	11,815	1.99%	1,216,339	5,231	1.72%	2,168,610	10,143	1.87%
Bank loans, net of unearned income:
Loans held for investment:
Commercial and industrial (“C&I”) loans	7,553,398	78,171	4.14%	7,364,683	68,956	3.75%	7,413,409	73,792	3.89%
Commercial real estate (“CRE”) construction loans	176,430	2,207	5.00%	140,960	1,522	4.32%	140,472	1,723	4.80%
CRE loans	3,186,221	32,249	4.05%	2,790,332	23,691	3.40%	3,036,603	28,759	3.71%
Tax-exempt loans (13)	1,148,144	7,355	3.39%	855,636	5,494	3.95%	1,039,814	6,706	3.42%
Residential mortgage loans	3,329,165	25,743	3.09%	2,738,798	20,412	2.98%	3,245,333	24,790	3.06%
Securities-based loans	2,572,407	25,452	3.96%	2,033,862	16,550	3.25%	2,471,054	23,240	3.68%
Loans held for sale	145,247	1,347	3.75%	137,523	1,161	3.47%	115,882	1,010	3.46%
Total loans, net	18,111,012	172,524	3.86%	16,061,794	137,786	3.51%	17,462,567	160,020	3.65%
Federal Home Loan Bank stock (“FHLB”), Federal Reserve Bank of Atlanta (“FRB”) stock and other	146,257	1,321	3.66%	131,517	935	2.88%	130,817	1,400	4.25%
Total interest-earning banking assets	21,736,537	189,815	3.54%	18,373,326	145,837	3.24%	21,116,458	175,995	3.32%
Total interest-bearing banking liabilities	19,896,933	17,692	0.36%	16,698,339	7,326	0.18%	19,377,759	12,956	0.26%
Excess of interest-earning banking assets over interest-bearing banking liabilities/net interest income	$1,839,604	$172,123		$1,674,987	$138,511		$1,738,699	$163,039
Net interest margin (net yield on interest-earning banking assets)			3.21%			3.08%			3.08%

	Six months ended March 31,
	2018			2017
$ in thousands	Average balance	Interest inc./exp.	Average yield/cost	Average balance	Interest inc./exp.	Average yield/cost
Interest-earning banking assets:
Cash	$1,230,928	$8,587	1.40%	$934,459	$3,129	0.67%
Available-for-sale securities	2,270,483	21,958	1.93%	1,042,712	8,308	1.59%
Bank loans, net of unearned income
Loans held for investment:
C&I loans	7,482,634	151,963	4.02%	7,421,700	140,262	3.75%
CRE construction loans	158,254	3,930	4.91%	136,687	3,027	4.38%
CRE loans	3,110,590	61,008	3.88%	2,668,802	45,945	3.41%
Tax-exempt loans (13)	1,093,384	14,061	3.41%	831,637	10,740	3.97%
Residential mortgage loans	3,286,788	50,533	3.08%	2,647,948	38,976	2.91%
Securities-based loans	2,521,174	48,692	3.82%	1,992,301	31,939	3.17%
Loans held for sale	130,403	2,357	3.62%	159,021	2,422	3.08%
Total loans, net	17,783,227	332,544	3.76%	15,858,096	273,311	3.49%
FHLB stock, FRB stock and other	138,452	2,721	3.94%	151,889	1,863	2.46%
Total interest-earning banking assets	21,423,090	365,810	3.43%	17,987,156	286,611	3.22%
Total interest-bearing banking liabilities	19,634,493	30,648	0.31%	16,339,357	13,828	0.17%
Excess of interest-earning banking assets over interest-bearing banking liabilities/net interest income	$1,788,597	$335,162		$1,647,799	$272,783
Net interest margin (net yield on interest-earning banking assets)			3.15%			3.07%

Please refer to the footnotes at the end of this press release for additional information.

Raymond James Financial, Inc.
Reconciliation of GAAP measures to non-GAAP measures
(Unaudited)

We utilize certain non-GAAP calculations as additional measures to aid in, and enhance, the understanding of our financial results and related measures. We believe that the non-GAAP measures provide useful information by excluding certain material items that may not be indicative of our core operating results. We believe that these non-GAAP measures will allow for better evaluation of the operating performance of the business and facilitate a meaningful comparison of our results in the current period to those in prior and future periods. In the case of tangible book value per share, we believe that this measure is meaningful as it is a measure we and investors use to assess capital strength. The non-GAAP financial information should be considered in addition to, not as a substitute for, measures of financial performance prepared in accordance with GAAP. In addition, our non-GAAP measures may not be comparable to similarly titled non-GAAP measures of other companies. The following table provides a reconciliation of GAAP measures to non-GAAP measures for the periods which include non-GAAP adjustments.

	Three months ended		Six months ended
$ in thousands, except per share amounts	March 31, 2017	December 31, 2017	March 31, 2018	March 31, 2017
Net income (2)	$112,755	$118,842	$361,689	$259,322
Non-GAAP adjustments:
Acquisition-related expenses (14)	1,086	3,927	3,927	13,752
Losses on extinguishment of debt (15)	8,282	—	—	8,282
Jay Peak settlement (16)	100,000	—	—	130,000
Sub-total pre-tax non-GAAP adjustments	109,368	3,927	3,927	152,034
Tax effect on non-GAAP adjustments above	(33,655)	(1,100)	(1,100)	(46,020)
Discrete impact of the Tax Act (9)	—	117,169	117,169	—
Total non-GAAP adjustments, net of tax	75,713	119,996	119,996	106,014
Adjusted net income	$188,468	$238,838	$481,685	$365,336

Pre-tax income (2)	$165,513	$311,243	$642,614	$371,892
Pre-tax non-GAAP adjustments (as detailed above)	109,368	3,927	3,927	152,034
Adjusted pre-tax income	$274,881	$315,170	$646,541	$523,926
Pre-tax margin on net revenues (8)	10.6%	18.0%	18.2%	12.2%
Adjusted pre-tax margin on net revenues (8)	17.6%	18.3%	18.3%	17.1%
Earnings per common share:
Basic	$0.78	$0.82	$2.49	$1.81
Diluted	$0.77	$0.80	$2.43	$1.77
Adjusted earnings per common share:
Adjusted basic	$1.31	$1.65	$3.32	$2.55
Adjusted diluted	$1.28	$1.61	$3.24	$2.49
Average equity (17)	$5,144,313	$5,639,231	$5,739,816	$5,068,391
Adjusted average equity (17)	$5,252,609	$5,699,299	$5,819,814	$5,153,967
Return on equity (6)	8.8%	8.4%	12.6%	10.2%
Adjusted return on equity (6)	14.4%	16.8%	16.6%	14.2%

	As of
$ in thousands, except per share amounts	March 31, 2018	March 31, 2017	December 31, 2017

Total equity (2)	$5,940,987	$5,207,748	$5,696,748
Non-GAAP adjustments:
Goodwill and identifiable intangible assets, net of related deferred taxes	616,922	464,680	$624,655
Tangible total equity	$5,324,065	$4,743,068	$5,072,093
Common shares outstanding	145,552	143,543	145,154
Book value per share (5)	$40.82	$36.28	$39.25
Tangible book value per share (5)	$36.58	$33.04	$34.94

For the three months ended December 31, 2017 ($ in thousands)	Pre-tax income including noncontrolling interests	Provision for income taxes	Effective tax rate
Less: discrete impact of the Tax Act (9)	$311,684	$192,401	61.7%
As adjusted for discrete impact of the Tax Act		117,169
		$75,232	24.1%

Please refer to the footnotes at the end of this press release for additional information.

Footnotes

1.
These are non-GAAP measures. See the schedule on the previous page of this release for a reconciliation of our non-GAAP measures to the most directly comparable GAAP measures and for more information on these measures. There are no non-GAAP adjustments for the three months ended March 31, 2018, therefore percent changes for the quarter are calculated based on GAAP results.

2.	Excludes noncontrolling interests.

3.
The Other segment includes the results of our private equity activities, as well as certain corporate overhead costs of Raymond James Financial, Inc., including the interest costs on our public debt, losses on extinguishment of debt and the acquisition and integration costs associated with certain acquisitions.

4.	Estimated.

5.
Computed by dividing total equity attributable to Raymond James Financial, Inc. by the number of common shares outstanding at the end of each respective period or, in the case of tangible book value, computed by dividing tangible total equity by the number of common shares outstanding at the end of each respective period. Tangible total equity is defined as total equity attributable to Raymond James Financial, Inc. less goodwill and intangible assets, net of related deferred taxes.

6.
Computed by dividing annualized net income attributable to Raymond James Financial, Inc. by average equity for each respective period or, in the case of adjusted return on equity, computed by dividing annualized adjusted net income attributable to Raymond James Financial, Inc. by adjusted average equity for each respective period.

7.	Computed by dividing compensation, commissions and benefits expense by net revenues for each respective period.

8.
Computed by dividing pre-tax income attributable to Raymond James Financial, Inc. by net revenues for each respective period or, in the case of adjusted pre-tax margin on net revenues, computed by dividing adjusted pre-tax income attributable to Raymond James Financial, Inc. by net revenues for each respective period.

9.
The discrete impact of the Tax Act includes the estimated remeasurement of U.S. deferred tax assets at the lower enacted corporate tax rate and, to a lesser extent, a one-time transition tax on deemed repatriated earnings of foreign subsidiaries. Our U.S. federal statutory tax rate will be 24.5% for the fiscal year ended September 30, 2018, which reflects a blended federal statutory rate of 35% for the fiscal first quarter and 21% for the remaining three fiscal quarters. The effective tax rate for the three months ended December 31, 2017 was 61.7% and reflected the $117 million estimated discrete impact of the Tax Act.

10.	Clients’ domestic cash balances are deposited or invested in the RJBDP, Client Interest Program and/or Money Markets, as a part of our sweep program, depending on clients’ elections.

11.	Includes affiliate deposits.

12.
Represents the loan balance for all loans within the held for investment loan portfolio in the Special Mention, Substandard, Doubtful and Loss classifications as utilized by the banking regulators. In accordance with its accounting policy, RJ Bank does not have any loan balances within the Loss classification as loans or any portion thereof, which are considered to be uncollectible, are charged-off prior to assignment to this classification.

13.	The average yield is presented on a tax-equivalent basis for each respective period.

14.
Represents acquisition-related expenses associated with our current year acquisition of Scout Investments and its Reams Asset Management division as well as our 2016 acquisitions of the U.S. Private Client Services unit of Deutsche Bank Wealth Management and MacDougall, MacDougall & MacTier, Inc.

15.	Losses on extinguishment of debt include the acceleration of unamortized debt issuance costs associated with the early extinguishment of our 6.90% Senior Notes due 2042.

16.	Other expenses include legal expenses associated with Jay Peak settlement. For further information see our Annual Report on Form 10-K for the year ended September 30, 2017 (available at www.sec.gov).

17.
Computed by adding the total equity attributable to Raymond James Financial, Inc. as of the date indicated to the prior quarter-end total, and dividing by two. For the year-to-date period, computed by adding the total equity attributable to Raymond James Financial, Inc. as of each quarter-end date during the indicated year-to-date period to the beginning of the year total and dividing by three. Adjusted average equity is computed by adjusting for the impact on average equity of the non-GAAP adjustments, as applicable for each respective period.